Exhibit 10.48

PROMISSORY NOTE

$1,100,000.00	Berkeley, California November 27, 2018

For value received, the undersigned promises to pay Caribou Biosciences, Inc., a Delaware corporation (the “Company”), having its principal office at 2929 7th Street, Suite 105, Berkeley, CA, 94710, the principal sum of $1,100,000.00 with interest from the date hereof at a rate of 3.04% compounded annually, on the unpaid balance of such principal sum.

The entire unpaid principal balance of this Promissory Note (the “Note”), together with the accrued and unpaid interest thereon, shall become due and payable in one lump sum on November 27, 2023, provided, the entire unpaid principal balance of this Note, together with the accrued and unpaid interest thereon, shall become due and payable immediately upon the happening of any of the following events: (i) any termination of the undersigned’s employment or service with the Company or any parent, subsidiary, affiliate or successor of the Company (transfers amongst such entities will not be considered a termination of employment for purposes of this Note); (ii) the later of (a) the date that is 6 months following the effective date of the Company’s initial public offering of its securities on an established securities market or exchange, or (b) the date that is 10 business days following any lock-Up period for the sale of the undersigned’s shares; (iii) the consummation of a Change in Control (as defined in the Company’s 2013 Equity Incentive Plan (as amended May 12, 2016)); (iv) the day immediately prior to a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily; (v) the day prior to such date on which the loan represented by this Note would be in violation of the provisions of Sarbanes-Oxley or would otherwise violate any other applicable law; (vi) the commission of any act of bankruptcy by the undersigned; (vii) the execution by the undersigned of a general assignment for the benefit of creditors; (viii) the filing by or against the undersigned of a petition in bankruptcy or any petition for relief under the federal bankruptcy act; or (ix) the appointment of a receiver or trustee to take possession of the property or assets of the undersigned.

All payments of principal and interest on this Note shall be made without offset or deduction in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

This Note is a 50% recourse promissory note which means that the Company shall have full recourse against any assets of the undersigned up to 50% of the principal and interest accrued with respect to such principal under this Note (it being understood that the undersigned shall be personally obligated for the recourse portion of the Note and related payments of principal and interest hereunder). This Note is secured by a pledge of certain shares of the Company’s Common Stock and is subject to the terms of a Pledge and Security Agreement between the undersigned and the Company of even date herewith. Each payment of principal and/or interest made by or on behalf of the undersigned from any source other than from the collateral securing this Note shall be applied first and entirely to the payment of any sums due under the recourse portion of this Note (and related payment of interest on the recourse portion of this Note), and then to any other amounts due under this Note.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, neither the Company nor the undersigned may assign, pledge or otherwise transfer this Note without the prior written consent of the other party.

This Note, and all acts and transactions pursuant hereto, and the rights and obligations of the parties hereto, shall be governed, construed and interpreted in accordance with the laws of California, without giving effect to principles of conflicts of law thereof. The undersigned agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Company incurs in connection with the enforcement or attempted enforcement of this Note, or the protection or preservation of the Company’s rights under this Note, whether by judicial proceedings or otherwise. The undersigned hereby waives presentment, demand for payment, notice of dishonor, default or delinquency, notice of acceleration, notice of protest and non-payment, notice of costs, expenses or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

/s/ Rachel E. Haurwitz, Ph.D.
Rachel E. Haurwitz, Ph.D.